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                                                                   EXHIBIT 10.4


                           CHADWICK'S OF BOSTON, LTD.
                           1996 EQUITY INCENTIVE PLAN
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                                      INDEX

                                                                                                              Page
SECTION 1.    GENERAL PURPOSE OF THE PLAN..................................................................     1

SECTION 2.    PLAN ADMINISTRATION..........................................................................     1

SECTION 3.    SHARES ISSUABLE UNDER THE PLAN; MERGERS;
                      SUBSTITUTION.........................................................................     2

SECTION 4.    ELIGIBILITY..................................................................................     3

SECTION 5.    LIMITATIONS ON TERM AND DATES OF AWARDS......................................................     3

SECTION 6.    STOCK OPTIONS................................................................................     4

SECTION 7.    STOCK APPRECIATION RIGHTS; DISCRETIONARY
                      PAYMENTS.............................................................................     7

SECTION 8.    RESTRICTED STOCK; UNRESTRICTED STOCK.........................................................    10

SECTION 9.    DEFERRED STOCK AWARDS........................................................................    11

SECTION 10.   PERFORMANCE UNIT AWARDS......................................................................    12

SECTION 11.   OTHER STOCK-BASED AWARDS; SUPPLEMENTAL GRANTS................................................    14

SECTION 12.   TRANSFER, LEAVE OF ABSENCE...................................................................    16

SECTION 13.   AMENDMENTS AND TERMINATION...................................................................    16

SECTION 14.   STATUS OF PLAN...............................................................................    17

SECTION 15.   CHANGE OF CONTROL PROVISIONS.................................................................    17

SECTION 16.   GENERAL PROVISIONS...........................................................................    17

SECTION 17.    DEFINITIONS.................................................................................    18

DEFINITION OF "CHANGE OF CONTROL...........................................................................    21


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                           CHADWICK'S OF BOSTON, LTD.
                           1996 EQUITY INCENTIVE PLAN


SECTION 1.    GENERAL PURPOSE OF THE PLAN.

         The name of the plan is The Chadwick's of Boston, Ltd. 1996 Equity Incentive Plan (the "Plan"). The purpose of the Plan is to secure for Chadwick's of Boston, Ltd. (the "Company") and its stockholders the benefit of the incentives inherent in Common Stock ownership and the receipt of incentive awards by selected key employees of the Company and its Subsidiaries who contribute to and will be responsible for its continued long term growth. The Plan is intended to stimulate the efforts of such key employees by providing an opportunity for capital appreciation and giving suitable recognition for services which contribute materially to the success of the Company.

SECTION 2.    PLAN ADMINISTRATION.

         The Plan shall be administered by a Committee of not less than two Disinterested Persons, who shall be appointed by the Board and who shall serve at the pleasure of the Board.

         The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

                  (i) to select the officers and other key employees of the Company and its Subsidiaries to whom Awards may from time to time be granted;

                  (ii) to determine the time or times of grant, and the extent, if any, of Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock, Unrestricted Stock, Deferred Stock, Performance Units and any Other Stock-based Awards, or any combination of the foregoing, granted to any one or more participants;

                  (iii) to determine the number of shares to be covered by any Award;

                  (iv) to determine the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and participants;

                  (v) to determine whether, to what extent, and under what circumstances Stock and other amounts payable with respect to an Award shall be deferred either automatically or at the election of the participant and whether and to what extent the Company shall pay or credit amounts equal to interest (at rates determined by the Committee) or dividends or deemed dividends on such deferrals; and

                  (vi) to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including related Award Agreements); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

         All decisions and interpretations of the Committee shall be binding on all persons, including the Company and Plan participants.

SECTION 3.    SHARES ISSUABLE UNDER THE PLAN; MERGERS;
              SUBSTITUTION.

         (a) Shares Issuable. The maximum number of shares of Stock reserved and available for issuance under the Plan shall be 800,000, including shares issued in lieu of or upon reinvestment of dividends arising from Awards. For purposes of this limitation, Awards and Stock which are forfeited, reacquired by the Company or satisfied without the issuance of Stock shall not be counted and such limitation shall apply only to shares which have become free of any restrictions under the Plan. Subject to such overall limitation, shares may be issued up to such maximum pursuant to any type or types of Award, including Incentive Stock Options. Shares issued under the Plan may be authorized but unissued shares or shares reacquired by the Company.

         The maximum number of shares as to which Stock Options or Stock Appreciation Rights may be awarded in any calendar year to any one individual under the Plan shall be 100,000. For purposes of the preceding sentence, the repricing of a Stock Option or a Stock Appreciation Right shall be treated as an additional award.

         (b) Stock Dividends, Mergers, etc. In the event of a stock dividend, stock split or similar change in capitalization, or extraordinary dividend or distribution or restructuring transaction affecting the Stock, the Committee shall make appropriate adjustments in the number and kind of shares of stock or securities on which Awards may thereafter be granted and shall make such adjustments in the number and kind of shares remaining subject to outstanding Awards, and the option or purchase price in respect of such shares as it may deem appropriate with a view toward preserving the value of outstanding awards. In the event of any merger, consolidation, dissolution or liquidation of the Company, the Committee in its sole discretion may, as to any

                                       -2-
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outstanding Awards, make such substitution or adjustment in the aggregate number of shares reserved for issuance under the Plan and in the number and purchase price (if any) of shares subject to such Awards as it may determine, or accelerate, amend or terminate such Awards upon such terms and conditions as it shall provide (which, in the case of the termination of the vested portion of any Award, shall require payment or other consideration which the Committee deems equitable in the circumstances), subject, however, to the provisions of
Section 15. The provisions of this paragraph (b) shall result in adjustment to the per-individual award limit described in the second subparagraph of paragraph
(a) only to the extent, if any, consistent with the rules under Section 162(m) of the Code.

         (c) Substitute Awards. The Company may grant Awards under the Plan in substitution for stock and stock based awards held by employees of another corporation who concurrently become employees of the Company or a Subsidiary as the result of a merger or consolidation of the employing corporation with the Company or a Subsidiary or the acquisition by the Company or a Subsidiary of property or stock of the employing corporation. The Committee may direct that the substitute awards be granted on such terms and conditions as the Committee considers appropriate in the circumstances. The shares which may be delivered under such substitute Awards shall be in addition to the maximum number of shares provided for in Section 3(a) only to the extent that the substitute Awards are both (i) granted to persons whose relationship to the Company does not make (and is not expected to make) them subject to Section 16(b) of the Act and (ii) are granted in substitution for awards issued under a plan approved, to the extent then required under Rule 16b-3 (or any successor rule under the Act) by the stockholders of the entity which issued such predecessor awards.

SECTION 4.    ELIGIBILITY.

         Participants in the Plan will be such full or part time officers and other key employees of the Company and its Subsidiaries (excluding any director who is not a full time employee) who are responsible for or contribute to the management, growth or profitability of the Company and its Subsidiaries and who are selected from time to time by the Committee, in its sole discretion. Persons who are not employees of the Company or a subsidiary (within the meaning of Section 422 of the Code) shall not be eligible to receive grants of Incentive Stock Options.

SECTION 5.    LIMITATIONS ON TERM AND DATES OF AWARDS.

         (a) Duration of Awards. Subject to Sections 16(a) and 16(c) below, no restrictions or limitations on Awards shall extend beyond 10 years from the grant date,

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except that deferrals elected by participants of the receipt of Stock or other benefits under the Plan may extend beyond such date.

         (b) Latest Grant Date. No Award shall be granted after July ____, 2006, but then outstanding Awards may extend beyond such date.

SECTION 6.    STOCK OPTIONS.

         Any Stock Option granted under the Plan shall be in such form as the Committee may from time to time approve.

         Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. To the extent that any option does not qualify as an Incentive Stock Option, it shall constitute a Non-Qualified Stock Option.

         Anything in the Plan to the contrary notwithstanding, no term of this Plan relating to Incentive Stock Options shall be interpreted, amended or altered, nor shall any discretion or authority granted to the Committee under the Plan be so exercised, so as to disqualify the Plan or, without the consent of the optionee, any Incentive Stock Option under Section 422 of the Code.

         Stock Options granted under the Plan shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable:

         (a) Option Price. The option price per share of Stock purchasable under a Stock Option shall be determined by the Committee at the time of grant but (i) in the case of an Incentive Stock Option, shall be not less than 100% of Fair Market Value on the date of grant, and (ii) in the case of a Non-Qualified Stock Option, shall be not less than 85% of Fair Market Value on the date of grant. Notwithstanding the foregoing, the Committee may a determine an option price per share of Stock purchasable under a Non-Qualified Stock Option which is less than 85% of Fair Market Value on the date of grant (but in no event less than 50% of Fair Market Value on the date of grant), provided that the total number of shares purchasable under outstanding Non-Qualified Stock Options at an exercise price that is less than 85% of Fair Market Value on the date of grant, plus the number of outstanding shares of Restricted Stock subject to restrictions on transfer that may lapse in less than three years, shall not exceed 5% of the shares of Stock then reserved for issuance under the Plan.

         (b) If an employee owns or is deemed to own (by reason of the attribution rules applicable under Section 424(d) of the Code) more than 10% of the combined voting

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power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the option price shall be not less than 110% of Fair Market Value on the grant date.

         (c) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years after the date the option is granted. If an employee owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any Subsidiary or parent corporation and an Incentive Stock Option is granted to such employee, the term of such option shall be no more than five years from the date of grant.

         (d) Exercisability. Stock Options shall be exercisable at such future time or times, whether or not in installments, as shall be determined by the Committee at or after the grant date. The Committee may at any time accelerate the exercisability of all or any portion of any Stock Option.

         (e) Method of Exercise. Stock Options may be exercised in whole or in part, by giving written notice of exercise to the Company specifying the number of shares to be purchased. Such notice shall be accompanied by payment in full of the purchase price, either by certified or bank check or other instrument acceptable to the Committee or by delivery of an unconditional and irrevocable undertaking by a broker to deliver promptly to the Company sufficient funds to pay the exercise price. As determined by the Committee, in its discretion, at (or, in the case of Non-Qualified Stock Options, after) grant, payment in full or in part of the exercise price or to pay withholding taxes (as provided in Section 16(c)) may also be made in the form of shares of Stock not then subject to restrictions under any Company plan. An optionee shall have the rights of a shareholder only as to shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options.

         (f) Non-transferability of Options. Except as may otherwise be determined by the Committee in the case of a Non-Qualified Stock Option, (i) no Stock Option shall be transferable by the optionee otherwise than by will or by the laws of descent and distribution, and (ii) all Stock Options shall be exercisable, during the optionee's lifetime, only by the optionee.

         (g) Termination by Death. If an optionee's employment by the Company and its Subsidiaries terminates by reason of death, the Stock Option may thereafter be exercised, to the extent then exercisable (or on such accelerated basis as the Committee shall at any time determine), by the legal representative or legatee of the optionee, for a period of

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three years (or such shorter period as the Committee shall specify at time of grant) from the date of death or until the expiration of the stated term of the option, if earlier.

         (h) Termination by Reason of Disability. Any Stock Option held by an optionee whose employment by the Company and its Subsidiaries has terminated, or who has been designated an inactive employee, by reason of Disability may thereafter be exercised to the extent it was exercisable at the time of the earlier of such termination or such designation (or on such accelerated basis as the Committee shall at any time determine) for a period of three years (or such shorter period as the Committee shall specify at time of grant) from the date of such termination of employment or designation or until the expiration of the stated term of the option, if earlier. Except as otherwise provided by the Committee at the time of grant, the death of an optionee during the final year of such exercise period shall extend such period for one year following death, subject to termination on the expiration of the stated term of the option, if earlier. The Committee shall have the authority to determine whether a participant has been terminated or designated an inactive employee by reason of Disability.

         (i) Termination by Reason of Normal Retirement. If an optionee's employment by the Company and its Subsidiaries terminates by reason of Normal Retirement, any Stock Option held by such optionee may thereafter be exercised to the extent that it was then exercisable (or on such accelerated basis as the Committee shall at any time determine) for a period of three years (or such shorter period as the Committee shall specify at time of grant) from the date of Normal Retirement or until the expiration of the stated term of the option, if earlier. Except as otherwise provided by the Committee at the time of grant, the death of an optionee during the final year of such exercise period shall extend such period for one year following death, subject to earlier termination on the expiration of the stated term of the option, if earlier.

         (j) Other Termination. Unless otherwise determined by the Committee, if an optionee's employment by the Company and its Subsidiaries terminates for any reason other than death, Disability, Normal Retirement, or for Cause, any Stock Option held by such optionee may thereafter be exercised to the extent it was exercisable on the date of termination of employment (or on such accelerated basis as the Committee shall determine at or after grant) for a period of three months (or such longer period up to three years as the Committee shall specify at or after grant) from the date of termination of employment or until the expiration of the stated term of the option, if earlier. If an optionee's employment terminates for Cause of if the optionee resigns and the Company determines within 60 days thereafter that the optionee's conduct prior to his or her resignation warranted a discharge for Cause, the unexercised portion of any Stock Option then held by the optionee shall immediately terminate.

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         (k) Form of Settlement. Subject to Section 16(a) and Section 16(c)
below, shares of Stock issued upon exercise of a Stock Option shall be free of all restrictions under the Plan, except as provided in the following sentence. The Committee may provide at time of grant that the shares to be issued upon the exercise of a Stock Option shall be in the form of Restricted Stock or Deferred Stock, or may reserve the right to so provide after time of grant.

         (l) Certain Stock Options. Reference is made to the 1996 initial public offering ("IPO") of the Common Stock. Effective upon the effective date of the IPO, there shall be awarded hereunder to each employee of the Company and its Subsidiaries who on such effective date holds options to purchase common stock in The TJX Companies, Inc. ("TJX") which are not yet exercisable as of such date ("TJX Options") a number of Stock Options such that the difference between the aggregate exercise price of such Stock Options and the Fair Market Value of Stock issuable thereunder equals, as nearly as practicable, the difference between the aggregate exercise price of the employee's TJX Options and the aggregate value of the TJX common stock issuable upon exercise of such TJX Options. Such awards shall be subject to the termination or relinquishment of the corresponding TJX Options, and the Stock Options so awarded will be subject to substantially the same terms, including date of exercise, as the corresponding TJX Options. For purposes of this paragraph (l), Fair Market Value shall be deemed to be the price of Stock to the public as set forth in the final prospectus for the IPO, and the value of the TJX common stock shall be deemed to be the closing price of TJX common stock on the New York Stock Exchange on the date of such final prospectus. The exercise price per share of each Stock Option issued under this paragraph (l) shall bear the same ratio to Fair Market Value as the exercise price per share of the corresponding TJX Option surrendered hereunder bears to the value of TJX common stock.

         (m) Repricing Options. Once a Stock Option is awarded, the option price per share of Stock purchaseable under the Stock Option shall not be reduced without the approval of the stockholders of the Company, except that such option price may be reduced (i) pursuant to Section 3 of the Plan and (ii) for Stock Options covering shares of Stock aggregating at the time no more than 5% of the shares of Stock then reserved for issuance under the Plan.

SECTION 7.    STOCK APPRECIATION RIGHTS; DISCRETIONARY PAYMENTS.

         (a) Nature of Stock Appreciation Right. A Stock Appreciation Right is an Award entitling the recipient to receive an amount in cash or shares of Stock (or in a form of payment permitted under paragraph (e) below) or a combination thereof having a value equal to (or if the Committee shall so determine at time of grant, less than) the

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excess of the Fair Market Value of a share of Stock on the date of exercise over the Fair Market Value of a share of Stock on the date of grant (or over the option exercise price, if the Stock Appreciation Right was granted in tandem with a Stock Option) multiplied by the number of shares with respect to which the Stock Appreciation Right shall have been exercised, with the Committee having the right to determine the form of payment.

         (b) Grant and Exercise of Stock Appreciation Rights. Stock Appreciation Rights may be granted in tandem with, or independently of, any Stock Option granted under the Plan. In the case of a Stock Appreciation Right granted in tandem with a Non-Qualified Stock Option, such Right may be granted either at or after the time of the grant of such option. In the case of a Stock Appreciation Right granted in tandem with an Incentive Stock Option, such Right may be granted only at the time of the grant of the option.

         A Stock Appreciation Right or applicable portion thereof granted in tandem with a given Stock Option shall terminate and no longer be exercisable upon the termination or exercise of the related Stock Option, except that a Stock Appreciation Right granted with respect to less than the full number of shares covered by a related Stock Option shall not be reduced until the exercise or termination of the related Stock Option exceeds the number of shares not covered by the Stock Appreciation Right.

         (c) Terms and Conditions of Stock Appreciation Rights. Stock Appreciation Rights shall be subject to such terms and conditions as shall be determined from time to time by the Committee, subject to the following:

                  (i) Stock Appreciation Rights granted in tandem with Stock Options shall be exercisable only at such time or times and to the extent that the related Stock Options shall be exercisable.

                  (ii) Upon the exercise of a Stock Appreciation Right, the applicable portion of any related Stock Option shall be surrendered.

                  (iii) Except as otherwise determined by the Committee, Stock Appreciation Rights granted in tandem with a Stock Option shall be transferable only with such Stock Option; other Stock Appreciation Rights shall not be transferable otherwise than by will or the laws of descent and distribution; and all Stock Appreciation Rights shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

                  (iv) A Stock Appreciation Right granted in tandem with an Incentive Stock Option may be exercised only when the market price of the Stock subject to the Incentive Stock Option exceeds the exercise price of such option.

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         (d) Discretionary Payments. Notwithstanding that a Stock Option at the time of exercise shall not be accompanied by a related Stock Appreciation Right, if the market price of the shares subject to such Stock Option exceeds the exercise price of such Stock Option at the time of its exercise, the Committee may, in its discretion, cancel such Stock Option, in which event the Company shall pay to the person exercising such Stock Option an amount equal to the difference between the Fair Market Value of the Stock to have been purchased pursuant to such exercise of such Stock Option (determined on the date the Stock Option is canceled) and the aggregate consideration to have been paid by such person upon such exercise. Such payment shall be by check, bank draft or in Stock (or in a form of payment permitted under paragraph (e) below) having a Fair Market Value (determined on the date the payment is to be made) equal to the amount of such payments or any combination thereof, as determined by the Committee. The Committee may exercise its discretion under the first sentence of this paragraph (d) only in the event of a written request of the person exercising the option, which request shall not be binding on the Committee.

         (e) Settlement in the Form of Restricted Shares or Rights to Receive Deferred Stock. Subject to Sections 16(a) and 16(c) below, shares of Stock issued upon exercise of a Stock Appreciation Right or as a Discretionary Payment shall be free of all restrictions under the Plan, except as provided in the following sentence. The Committee may provide at the time of grant in the case of a Stock Appreciation Right (and at the time of payment in the case of a Discretionary Payment) that such shares shall be in the form of shares of Restricted Stock or rights to acquire Deferred Stock, or in the case of a Stock Appreciation Right may reserve the right to so provide at any time after the time of grant. Any such shares and any shares subject to rights to acquire Deferred Stock shall be valued at Fair Market Value on the date of exercise of the Stock Appreciation Right or the date the Stock Option is canceled in the case of Discretionary Payments.

         (f) Rules Relating to Exercise. Except as otherwise determined by the Committee, in the case of a participant subject to the restrictions of Section 16(b) of the Act no stock appreciation right (as referred to in Rule 16b-3(e) or any successor Rule under the Act) shall be exercised (and no request or payment under paragraph (d) above shall be honored or made) except in compliance with any applicable requirements of Rule 16b-3(e) or any successor rule. Notwithstanding paragraph (a) above, in the event of such exercise (or request and payment) during the exercise period currently prescribed by such rule, the Committee may prescribe, by rule of general application, such other measure of value as it may determine but not in excess of the highest per share closing sale price of the Common Stock reported on the New York Stock Exchange Composite Transactions Index during such period and, where a Stock Appreciation Right relates to

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an Incentive Stock Option, not in excess of an amount consistent with the qualification of such Stock Option as an "incentive stock option" under Section 422 of the Code.

SECTION 8.    RESTRICTED STOCK; UNRESTRICTED STOCK.

         (a) Nature of Restricted Stock Award. A Restricted Stock Award is an Award entitling the recipient to acquire shares of Stock for such purchase price, if any, and subject to such conditions, including a Company right during a specified period or periods to repurchase such shares at their original purchase price (or to require forfeiture of such shares, if the purchase price was zero) upon the participant's termination of employment, as the Committee may determine at the time of grant.

         (b) Award Agreement. Unless the Committee shall otherwise determine, a participant who is granted a Restricted Stock Award shall have no rights with respect to such Award unless the participant shall have accepted the Award within 60 days (or such shorter period as the Committee may specify) following the award date by making payment to the Company by certified or bank check or other instrument acceptable to the Committee in an amount equal to the specified purchase price, if any, of the shares covered by the Award and by executing and delivering to the Company a Restricted Stock Award Agreement in such form as the Committee shall determine.

         (c) Rights as a Shareholder. Upon complying with paragraph (b) above, a participant shall have all the rights of a shareholder with respect to the Restricted Stock including voting and dividend rights, subject to nontransferability restrictions and Company repurchase or forfeiture rights described in this Section and subject to any other conditions contained in the Award Agreement. Unless the Committee shall otherwise determine, certificates evidencing shares of Restricted Stock shall remain in the possession of the Company until such shares are free of any restrictions under the Plan.

         (d) Restrictions. Except as otherwise determined by the Committee, shares of Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein. In the event of termination of employment with the Company and its subsidiaries for any reason such shares shall be resold to the Company at their purchase price, or forfeited to the Company if the purchase price was zero, except as set forth below.

                  (i) The Committee at the time of grant shall specify the date or dates (which may depend upon or be related to the attainment of performance goals and other conditions) on which the nontransferability of the Restricted Stock and the obligation to resell such shares to the Company shall lapse. The date or dates so specified shall be no less than three years from the date of grant, provided, however, that the Committee may specify earlier dates in Awards of Restricted Stock provided that the total number of outstanding shares of Restricted Stock which by the terms of the applicable Awards vest on such earlier dates, plus the number of shares of Stock purchasable under outstanding Non-Qualified Stock Options bearing an option price of less than 85% of Fair Market Value at time of grant, shall not exceed 5% of the shares of Stock then reserved for issuance hereunder. The Committee at any time may accelerate such date or dates and otherwise waive or, subject to Section 13, amend any conditions of the Award.

                  (ii) Except as may otherwise be provided in the Award Agreement, in the event a participant's employment by the Company and its Subsidiaries terminates for any reason (including death), a participant or the participant's legal representative shall offer to resell to the Company, at the price paid therefor, all Restricted Stock, and the Company shall have the right to purchase the same at such price, or if the price was zero to require forfeiture of the same, provided that except as provided in the Award Agreement, the Company must exercise such right of repurchase or forfeiture not later than the 60th day following such termination of employment.

         (e) Waiver, Deferral and Reinvestment of Dividends. The Restricted Stock Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends paid on the Restricted Stock.

         (f) Unrestricted Stock. The Committee may, in its sole discretion, grant (or sell at such purchase price as the Committee may determine) to any participant shares of Stock free of restrictions under the Plan ("Unrestricted Stock"). Shares of Unrestricted Stock may be granted or sold as described in the preceding sentence in respect of past services or other valid consideration.

SECTION 9.    DEFERRED STOCK AWARDS.

         (a) Nature of Deferred Stock Award. A Deferred Stock Award is an award entitling the recipient to acquire shares of Stock with or without payment in one or more installments at a future date or dates, all as determined by the Committee. The Committee may also condition such acquisition on the attainment of specified performance goals.

         (b) Award Agreement. Unless the Committee shall otherwise determine, a participant who is granted a Deferred Stock Award shall have no rights with respect to a such Award unless within 60 days of the grant of such Award or such shorter period as the Committee may specify, the participant shall have accepted the Award by executing and delivering to the Company a Deferred Stock Award Agreement.

         (c) Restrictions on Transfer. Except as otherwise determined by the Committee, Deferred Stock Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered and rights with respect to such Awards shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

         (d) Rights as a Shareholder. A participant receiving a Deferred Stock Award will have rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate for shares of Deferred Stock only upon satisfaction of all conditions therefor specified in the Deferred Stock Award Agreement.

         (e) Termination. Except as may otherwise be provided by the Committee at any time prior to termination of employment, a participant's rights in all Deferred Stock Awards shall automatically terminate upon the participant's termination of employment by the Company and its Subsidiaries for any reason (including death).

         (f) Acceleration, Waiver, etc. At any time prior to the participant's termination of employment the Committee may in its discretion accelerate, waive, or, subject to Section 13, amend any or all of the restrictions or conditions imposed under any Deferred Stock Award.

         (g) Payments in Respect of Deferred Stock. Without limiting the right of the Committee to specify different terms, the Deferred Stock Award Agreement may either make no provisions for, or may require or permit the immediate payment, deferral or investment of amounts equal to, or less than, any cash dividends which would have been payable on the Deferred Stock had such Stock been outstanding, all as determined by the Committee in its sole discretion.

SECTION 10.   PERFORMANCE UNIT AWARDS.

         (a) Nature of Performance Units. A Performance Unit Award is an award entitling the recipient to acquire cash or shares of Stock, or a combination of cash and Stock, upon the attainment of specified performance goals. The Committee in its sole discretion shall determine whether and to whom Performance Unit Awards shall be made, the performance goals applicable under each such Award, the periods during which performance is to be measured, and all other limitations and conditions applicable to the awarded Performance Unit. Performance Units may be awarded independently of or in connection with the granting of any other Award under the Plan.

         (b) Award Agreement. Unless the Committee shall otherwise determine, a participant shall have no rights with respect to a Performance Unit Award unless within 60 days of the grant of such Award or such shorter period as the Committee may specify, the participant shall have accepted the Award by executing and delivering to the Company a Performance Unit Award Agreement.

         (c) Restrictions on Transfer. Except as otherwise determined by the Committee, Performance Unit Awards and all rights with respect to such Awards may not be sold, assigned, transferred, pledged or otherwise encumbered, and if exercisable over a specified period, shall be exercisable during the participant's lifetime only by the participant or the participant's legal representative.

         (d) Rights as a Shareholder. A participant receiving a Performance Unit Award will have rights of a shareholder only as to shares actually received by the participant under the Plan and not with respect to shares subject to the Award but not actually received by the participant. A participant shall be entitled to receive a stock certificate evidencing the acquisition of shares of Stock under a Performance Unit Award only upon satisfaction of all conditions therefor specified in the Performance Unit Award Agreement.

         (e) Termination. Except as may otherwise be provided by the Committee at any time prior to termination of employment, a participant's rights in all Performance Unit Awards shall automatically terminate upon the participant's termination of employment by the Company and its Subsidiaries for any reason (including death).

         (f) Acceleration, Waiver, etc. At any time prior to the participant's termination of employment by the Company and its Subsidiaries, the Committee may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the goals, restrictions or conditions imposed under any Performance Unit Award.

         (g) Exercise. The Committee in its sole discretion shall establish procedures to be followed in exercising any Performance Unit, which procedures shall be set forth in the Performance Unit Award Agreement. The Committee may at any time provide that payment under a Performance Unit shall be made, upon satisfaction of the applicable performance goals, without exercise by the participant. Except as otherwise specified by the Committee, (i) a Performance Unit granted in tandem with a Stock Option may be exercised only while the Stock Option is exercisable, and (ii) the exercise of a Performance Unit granted in tandem with any Award shall reduce the number of shares subject to the related Award on such basis as is specified in the Performance Unit Award Agreement.


SECTION 11.   OTHER STOCK-BASED AWARDS; SUPPLEMENTAL GRANTS.

         (a) Nature of Awards. The Committee may grant other Awards under which Stock is or may in the future be acquired ("Other Stock-based Awards"). Such awards may include, without limitation, securities (including shares of Preferred Stock) convertible into or exchangeable for shares of Stock upon such conditions, including attainment of performance goals, as the Committee shall determine. Subject to the purchase price limitations in paragraph (b) below, such convertible or exchangeable securities may have such terms and conditions as the Committee may determine at the time of grant. However, no convertible or exchangeable debt or preferred stock shall be issued unless the Committee shall have provided (by Company right of repurchase, right to require conversion or exchange or other means deemed appropriate by the Committee) a means of avoiding any right of the holders of such debt or Preferred Stock to prevent a Company transaction by reason of covenants in such debt or voting rights in such Preferred Stock.

         (b) Purchase Price; Form of Payment. The Committee may determine the consideration, if any, payable upon the issuance or exercise of an Other Stock-based Award. The Committee may permit payment by certified check or bank check or other instrument acceptable to the Committee or by surrender of other shares of Stock (excluding shares then subject to restrictions under the Plan).

         (c) Forfeiture of Awards; Repurchase of Stock; Acceleration or Waiver of Restrictions. The Committee may determine the conditions under which an Other Stock- based Award shall be forfeited or, in the case of an Award involving a payment by the recipient, the conditions under which the Company may or must repurchase such Award or related Stock. At any time the Committee may in its sole discretion accelerate, waive or, subject to Section 13, amend any or all of the limitations or conditions imposed under any Other Stock-based Award.

         (d) Award Agreements. Unless the Committee shall otherwise determine, a participant shall have no rights with respect to any Other Stock-based Award unless within 60 days after the grant of such Award (or such shorter period as the Committee may specify) the participant shall have accepted the Award by executing and delivering to the Company an Other Stock-based Award Agreement.

         (e) Nontransferability. Except as otherwise determined by the Committee, Other Stock-based Awards may not be sold, assigned, transferred (other than by will or the laws of descent and distribution), pledged or encumbered, or be exercisable during the participant's lifetime by other than the participant or the participant's legal representative.

         (f) Rights as a Shareholder. A recipient of any Other Stock-based Award will have rights of a shareholder only at the time and to the extent, if any, specified by the Committee in the Other Stock-based Award Agreement.

         (g) Deemed Dividend Payments; Deferrals. Without limiting the right of the Committee to specify different terms at or after grant, an Other Stock-based Award Agreement may require or permit the immediate payment, waiver, deferral or investment of dividends or deemed dividends payable or deemed payable on Stock subject to the Award.

         (h) Supplemental Grants. The Company may in its sole discretion make a loan to the recipient of an Award hereunder, either on or after the date of grant of such Award. Such loans may be made either in connection with the exercise of a Stock Option, a Stock Appreciation Right, or an Other Stock-based Award, in connection with the purchase of shares under any Award, or in connection with the payment of any federal income tax in respect of income recognized under an Award. The Committee shall have full authority to decide whether to make a loan hereunder and to determine the amount, term and provisions of any such loan, including the interest rate (which may be zero) charged in respect of any such loan, whether the loan is to be secured or unsecured or with or without recourse against the borrower, the terms on which the loan is to be repaid and the conditions, if any, under which it may be forgiven. However, no loan hereunder shall have a term (including extensions) exceeding ten years in duration or be in an amount exceeding the total exercise or purchase price paid by the borrower under an Award under the Plan plus an amount equal to the cash payment permitted in the following paragraph.

         The Committee may at any time authorize a cash payment, in respect of the grant or exercise of an Award under the Plan or the lapse or waiver of restrictions under an Award, which shall not exceed the amount which would be required in order to pay in full the federal income tax due as a result of ordinary income recognized by the recipient under both the Award and such cash payment, in each case assuming that such income is taxed at the regular maximum marginal rate applicable to individuals under the Code as in effect at the time such income is includable in the recipient's income. Subject to the foregoing, the Committee shall have complete authority to decide whether to make such cash payments in any case, to make provision for such payments either simultaneously with or after the grant of the associated Award, and to determine the amount of each such payment.

SECTION 12.   TRANSFER, LEAVE OF ABSENCE.

         For purposes of the Plan, the following events shall not be deemed a termination of employment:

                  (i) a transfer to the employment of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another;

                  (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Company, if the employee's right to reemployment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

For purposes of the Plan, the employees of a Subsidiary of the Company shall be deemed to have terminated their employment on the date on which such Subsidiary ceases to be a Subsidiary of the Company.

SECTION 13.   AMENDMENTS AND TERMINATION.

         The Board may at any time amend or discontinue the Plan and the Committee may at any time amend or cancel any outstanding Award (or provide substitute Awards at the same or reduced exercise or purchase price or with no exercise or purchase price, but such price, if any, must satisfy the requirements which would apply to the substitute or amended Award if it were then granted under this Plan) for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the holder's consent. Notwithstanding any provision of this Plan, the Board or the Committee may at any time adopt any subplan or otherwise grant Stock Options or other Awards under this Plan having terms consistent with applicable foreign tax or other foreign regulatory requirements or laws; provided, however, that no person subject to the restrictions of Section 16(b) of the Act may be eligible for or be granted any such Stock Options or other Awards if such eligibility or grant would cause the Plan to fail to satisfy the requirements of Rule 16b-3 or any successor rule under the Act as in effect on the applicable date.

SECTION 14.   STATUS OF PLAN.

         With respect to the portion of any Award which has not been exercised and any payments in cash, stock or other consideration not received by a participant, a participant shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly determine in connection with any Award or Awards. In its sole discretion, the Committee may authorize the creation of trusts or other arrangements to meet the Company's obligations to deliver Stock or make payments with respect to awards hereunder, provided that the existence of such trusts or other arrangements is consistent with the provision of the foregoing sentence.

SECTION 15.   CHANGE OF CONTROL PROVISIONS.

         As used herein, a Change of Control and related definitions shall have the meanings set forth in Exhibit A to this Plan.

         Upon the occurrence of a Change of Control:

                  (i) Each Stock Option and Stock Appreciation Right shall automatically become fully exercisable unless the Committee shall otherwise expressly provide at the time of grant.

                  (ii) Restrictions and conditions on Restricted Stock, Deferred Stock, Performance Units and Other Stock-based Awards shall automatically be deemed waived only if and to the extent, if any, specified (whether at or after time of grant) by the Committee.

The Committee may at any time prior to or after a Change of Control accelerate the exercisability of any Stock Options and Stock Appreciation Rights and may waive restrictions, limitations and conditions on Restricted Stock, Deferred Stock, Performance Units and Other Stock-based Awards to the extent it shall in its sole discretion determine.

SECTION 16.   GENERAL PROVISIONS.

         (a) No Distribution; Compliance with Legal Requirements, etc. The Committee may require each person acquiring shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the shares without a view to distribution thereof.

         No shares of Stock shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards as it deems appropriate.

         (b) Other Compensation Arrangements; No Employment Rights. Nothing contained in this Plan shall prevent the Board of Directors from adopting other or additional compensation arrangements, subject to stockholder approval if such approval is required; and such arrangements may be either generally applicable or applicable only in specific cases. The adoption of the Plan does not confer upon any employee any right to continued employment with the Company or a Subsidiary, nor does it interfere in any way with the right of the Company or a Subsidiary to terminate the employment of any of its employees at any time.

         (c) Tax Withholding, etc. Each participant shall, no later than the date as of which the value of an Award or of any Stock or other amounts received thereunder first becomes includable in the gross income of the participant for Federal income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld with respect to such income. The Company and its Subsidiaries shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the participant. The Company may withhold or otherwise administer the Plan to comply with tax obligations under any applicable foreign laws.

         The Committee may provide, in respect of any transfer of Stock or Preferred Stock under an Award, that if and to the extent withholding of any Federal, state or local tax is required in respect of such transfer or vesting, the participant may elect, at such time and in such manner as the Committee shall prescribe, to (i) surrender to the Company Stock (or Preferred Stock) not then subject to restrictions under any Company plan or (ii) have the Company hold back from the transfer or vesting Stock (or Preferred Stock) having a value calculated to satisfy such withholding obligation. Notwithstanding the foregoing, in the case of a participant subject to the restrictions of Section 16(b) of the Act, except as otherwise determined by the Committee, no such election shall be effective unless made in compliance with any applicable requirements of Rule 16b-3 or any successor rule under the Act.

SECTION 17.    DEFINITIONS.

         The following terms shall be defined as set forth below:

         (a)      "Act" means the Securities Exchange Act of 1934.

         (b) "Award" or "Awards" except where referring to a particular category of grant under the Plan shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights, Restricted Stock Awards, Unrestricted Stock Awards, Deferred Stock Awards, Performance Unit Awards and Other Stock-based Awards.

         (c)      "Board" means the Board of Directors of the Company.

         (d) "Cause" means a felony conviction of a participant or the failure of a participant to contest prosecution for a felony, or a participant's willful misconduct or dishonesty, any of which is directly harmful to the business or reputation of the Company or any Subsidiary.

         (e) "Code" means the Internal Revenue Code of 1986, as amended, and any successor Code, and related rules, regulations and interpretations.

         (f) "Committee" means the Committee referred to in Section 2. If at any time no Committee shall be in office, the functions of the Committee shall be exercised by the Board.

         (g)      "Deferred Stock Award" is defined in Section 9(a).

         (h) "Disability" means disability as determined in accordance with standards and procedures similar to those used under the Company's long term disability program.

         (i) "Disinterested Person" shall have the meaning set forth in Rule 16b-3(d)(3) promulgated under the Act, or any successor definition under the Act.

         (j) "Fair Market Value" on any given date means the last sale price regular way at which Stock is traded on such date as reflected in the New York Stock Exchange Composite Transactions Index or, where applicable, the value of a share of Stock as determined by the Committee in accordance with the applicable provisions of the Code.

         (k) "Incentive Stock Option" means any Stock Option intended to be and designated as an "incentive stock option" as defined in the Code.

         (l) "Non-Qualified Stock Option" means any Stock Option that is not an Incentive Stock Option.

         (m) "Normal Retirement" means retirement from active employment with the Company and its Subsidiaries on or after the normal retirement date specified in the Chadwick's of Boston, Ltd. Retirement Plan.

         (n)      "Other Stock-based Award" is defined in Section 11(a).

         (o)      "Performance Unit Award" is defined in Section 10(a).

         (p)      "Restricted Stock Award" is defined in Section 8(a).

         (q) "Stock" means the Common Stock, $.01 par value, of the Company, subject to adjustments pursuant to Section 3.

         (r) "Stock Appreciation Right" means a right described in Section 7(a) and granted, either independently of other Awards or in tandem with the grant of a Stock Option.

         (s) "Stock Option" means any option to purchase shares of Stock granted pursuant to Section 6.

         (t) "Subsidiary" means any corporation or other entity (other than the Company) in an unbroken chain beginning with the Company if each of the entities (other than the last entity in the unbroken chain) owns stock or other interests possessing 50% or more of the total combined voting power of all classes of stock or other interest in one of the other corporations or other entities in the chain.

         (u)      "Unrestricted Stock Award" is defined in Section 8(b).

                                                                      EXHIBIT A


                        DEFINITION OF "CHANGE OF CONTROL"

         "Change of Control" shall mean the occurrence of any one of the following events occurring after the initial public offering of the Company's stock:

                  (a) there occurs a change of control of the Company of a nature that would be required to be reported in response to Item 1(a) of the Current Report on Form 8-K pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") or in any other filing under the Exchange Act; provided, however, that no transaction shall be deemed to be a Change of Control as to a Participant (i) if the person or each member of a group of persons acquiring control is excluded from the definition of the term "Person" hereunder or (ii) unless the Committee shall otherwise determine prior to such occurrence, if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring control; or

                  (b) any Person other than the Company, any wholly-owned subsidiary of the Company, or any employee benefit plan of the Company or such a subsidiary becomes the owner of 20% or more of the Company's Common Stock and thereafter individuals who were not directors of the Company prior to the date such Person became a 20% owner are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/4 of the Company's Board of Directors; provided, however, that unless the Committee shall otherwise determine prior to the acquisition of such 20% ownership, such acquisition of ownership shall not constitute a Change of Control as to a Participant if the Participant or a Participant Related Party is the Person or a member of a group constituting the Person acquiring such ownership; or

                  (c) there occurs any solicitation or series of solicitations of proxies by or on behalf of any Person other than the Company's Board of Directors and thereafter individuals who were not directors of the Company prior to the commencement of such solicitation or series of solicitations are elected as directors pursuant to an arrangement or understanding with, or upon the request of or nomination by, such Person and constitute at least 1/4 of the Company's Board of Directors; or

                  (d) the Company executes an agreement of acquisition, merger or consolidation which contemplates that (i) after the effective date provided for in such agreement, all or substantially all of the business and/or assets of the Company shall be owned, leased or otherwise controlled by another Person and (ii) individuals who are directors of the Company when such agreement is executed shall not constitute a majority of the board of directors of the survivor or successor entity immediately after the effective date provided for in such agreement; provided, however, that unless otherwise determined by the Committee, no transaction shall constitute a Change of Control as to a Participant if, immediately after such transaction, the Participant or any Participant Related Party shall own equity securities of any surviving corporation ("Surviving Entity") having a fair value as a percentage of the fair value of the equity securities of such Surviving Entity greater than 125% of the fair value of the equity securities of the Company owned by the Participant and any Participant Related Party immediately prior to such transaction, expressed as a percentage of the fair value of all equity securities of the Company immediately prior to such transaction (for purposes of this paragraph ownership of equity securities shall be determined in the same manner as ownership of Common Stock); and provided, further, that, for purposes of this paragraph (d), if such agreement requires as a condition precedent approval by the Company's shareholders of the agreement or transaction, a Change of Control shall not be deemed to have taken place unless and until such approval is secured (but upon any such approval, a Change of Control shall be deemed to have occurred on the date of execution of such agreement).

         In addition, for purposes of this Exhibit A the following terms have the meanings set forth below:

         "Common Stock" shall mean the then outstanding Common Stock of the Company plus, for purposes of determining the stock ownership of any Person, the number of unissued shares of Common Stock which such Person has the right to acquire (whether such right is exercisable immediately or only after the passage of time) upon the exercise of conversion rights, exchange rights, warrants or options or otherwise. Notwithstanding the foregoing, the term Common Stock shall not include shares of Preferred Stock or convertible debt or options or warrants to acquire shares of Common Stock (including any shares of Common Stock issued or issuable upon the conversion or exercise thereof) to the extent that the Board of Directors of the Company shall expressly so determine in any future transaction or transactions.

         A Person shall be deemed to be the "owner" of any Common Stock:

                  (i) of which such Person would be the "beneficial owner," as such term is defined in Rule 13d-3 promulgated by the Securities and Exchange Commission (the "Commission") under the Exchange Act, as in effect on July 1, 1996; or

                  (ii) of which such Person would be the "beneficial owner" for purposes of Section 16 of the Exchange Act and the rules of the Commission promulgated thereunder, as in effect on July 1, 1996; or

                  (iii) which such Person or any of its affiliates or associates (as such terms are defined in Rule 12b-2 promulgated by the Commission under the Exchange Act, as in effect on July 1, 1996) has the right to acquire (whether such right is exercisable immediately or only after the passage of time) pursuant to any agreement, arrangement or understanding or upon the exercise of conversion rights, exchange rights, warrants or options or otherwise.

         "Person" shall have the meaning used in Section 13(d) of the Exchange Act, as in effect on July 1, 1996; provided, however, that until such time as The TJX Companies, Inc. ("TJX") and its 80% or more owned (direct or indirect) subsidiaries shall cease to own at least 5% of the outstanding Common Stock, neither TJX nor any 80% or more owned (direct or indirect) subsidiary of TJX shall be deemed a Person.

         A "Participant Related Party" shall mean, with respect to a Participant, any affiliate or associate of the Participant other than the Company or a Subsidiary of the Company. The terms "affiliate" and "associate" shall have the meanings ascribed thereto in Rule 12b-2 under the Exchange Act (the term "registrant" in the definition of "associate" meaning, in this case, the Company).

         "Participant" means a participant in the Plan.